SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2000

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-9973 Commission File No.	36-3352497 (I.R.S. Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois (Address of Principal Executive Offices)	60120 (Zip Code)

Registrant’s Telephone No., including Area Code   (847) 741-3300

Item 5.   Other Events

On August 9, 2000, The Middleby Corporation prepaid in full an unsecured senior note obligation of $12.5 million. In addition, the Company repurchased the associated warrant that gave the noteholder the right to purchase 250,000 shares of common stock of the Company at an exercise price of $3 per share.

Net cash used to retire the remaining note obligation and the warrant totaled $13.9 million and included $12.5 million for principal repayment, $0.1 million for accrued interest, $0.9 million for retirement of the warrant and $0.4 million for the prepayment of the debt. The Company paid this amount out of its cash balances on hand.

Item 7.   Financial Statement and Exhibits

4(a)	Common stock rights agreement.

99.1	Press release dated August 17, 2000 of The Middleby Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MIDDLEBY CORPORATION —————————————— (Registrant)

Date: August 18, 2000	By: /s/ David B. Baker —————————————— David B. Baker, Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)